UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2024 (May 24, 2024)

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Jabil Inc.’s Current Report on Form 8-K filed on May 20, 2024, Mr. Gerald (JJ”) Creadon no longer served as Executive Vice President, Operations as of May 18, 2024. On May 24, 2024, Mr. Creadon and Jabil Inc. (“Jabil”) entered into a Mutual Separation Agreement and Release (the “Agreement”). Pursuant to the Agreement, Mr. Creadon will commence garden leave on June 1, 2024, remaining available to support the transition of his responsibilities until the end of his employment on March 1, 2025 (the “Separation Date”). The Agreement provides that Mr. Creadon will receive a payment of $1,500,000, less applicable taxes and withholdings, payable in six equal quarterly installments beginning after the Separation Date. Mr. Creadon will also receive his annual cash incentive bonus under Jabil’s Short Term Incentive Plan for fiscal year 2024, payable in the ordinary course when other officers of Jabil receive payments under the plan. The Agreement further provides that Mr. Creadon will retain his outstanding equity awards and Jabil will abide by the terms of the applicable award agreements. Mr. Creadon will also be entitled to continuation of certain insurance coverage subsidized by Jabil for the lesser of eighteen (18) months or until he becomes eligible for enrollment in other group health coverage, subject to Mr. Creadon’s timely election pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The Agreement includes a general release of claims from Mr. Creadon and further provides that he will be subject to (i) confidentiality, non-disclosure and non-disparagement provisions, (ii) non-compete, non-solicitation, and non-interference provisions for a period of two years after the Separation Date, and (iii) a requirement to assist Jabil in the event of certain legal proceedings. Cash payable or paid to Mr. Creadon under the Agreement is subject to forfeiture and claw back in the event of a violation of the confidentiality, non-disclosure, non-disparagement, non-compete, non-solicitation, and non-interference provisions.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

10.1*†#	Mutual Separation Agreement and Release dated May 24, 2024, between Jabil Inc. and Gerald (“JJ”) Creadon

104	Cover Page Interactive Data File - Embedded within the inline XBRL document.

*Filed herewith

†Management contracts, compensation plans or arrangements

#Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Jabil agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

May 31, 2024	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Corporate Secretary and Senior Deputy General Counsel